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                            SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



             Date of Report (Date of Earliest Event Reported): MAY 3, 2000



                                     WESTAFF, INC.
                 (Exact name of registrant as specified in its charter)


        Delaware                   0-024990                 94-1266151
                                   _________
   State or other                 (Commission             (I.R.S. Employer
   jurisdiction of                 File Number)            Identification No.)
    incorporation)



                       301 LENNON LANE, WALNUT CREEK, CA  94598
                   (Address of principal executive offices/Zip Code)



            Registrant's telephone number, including area code: (925) 930-5300


      Former name, former address, and former fiscal year, if changed since last report: N/A



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ITEM 5.    OTHER EVENTS.

     On May 3, 2000, Westaff, Inc. ("Westaff"), a Delaware corporation, Cornerstone Equity Investors IV, L.P. ("Cornerstone") and Centre Capital Investors III, L.P. ("Centre"), The Stover Revocable Trust, The Stover 1999 Charitable Remainder Unitrust and The Stover Foundation (the "Stockholders") terminated by mutual consent the Recapitalization Agreement and Plan of Merger dated March 7, 2000 (the "Merger Agreement"), pursuant to which Cornerstone and Centre, together with certain members of Westaff's management, were to acquire Westaff in a recapitalization and merger transaction for $10.00 per share in cash. In connection with the termination, Michael K. Phippen, President and Chief Executive Officer, resigned effective immediately, and he is no longer an officer or director of Westaff as of May 3, 2000. W. Robert Stover, Chairman of Westaff's Board of Directors, has assumed the position of interim President and Chief Executive Officer until a replacement is hired.

     The annual meeting of stockholders has been postponed to June 20, 2000.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c) Exhibits

           The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

99.1       Press Release of Westaff, Inc. dated May 3, 2000.



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                                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WESTAFF, INC.

                                       By: /s/ Paul A. Norberg
                                           ---------------------------
                                           Paul A. Norberg
                                           Executive Vice President
                                           and Chief Financial Officer



May 3, 2000



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                                       EXHIBIT INDEX


  99.1    Press Release of Westaff, Inc. dated May 3, 2000.